___________________________________________
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       of
                               LRM INDUSTRIES LLC
                      a Delaware Limited Liability Company
                                 by and between
                               NOVA CHEMICALS INC.
                                       and
                           ENVIROKARE COMPOSITE CORP.
                   __________________________________________


                                February 18, 2005

                                            TABLE OF CONTENTS


ARTICLE 1. - DEFINITIONS......................................................1

ARTICLE 2. - ORGANIZATION, PURPOSE, TERM AND BUSINESS.........................6

ARTICLE 3. - MEMBERS..........................................................7

ARTICLE 4. - CONTRIBUTIONS OF THE PARTIES; CAPITAL ACCOUNTS...................10

ARTICLE 5. - MANAGEMENT.......................................................11

ARTICLE 6 - TRANSFERS OF INTERESTS IN THE COMPANY.............................17

ARTICLE 7. - PAYMENTS, DISTRIBUTIONS AND ALLOCATIONS..........................17

ARTICLE 8 - DISSOLUTION.......................................................18

ARTICLE 9. - TAXES, ETC.......................................................21

ARTICLE 10 - DISPUTE RESOLUTION...............................................23

ARTICLE 11. - GENERAL PROVISIONS..............................................25

Exhibit 2.8(a)................................................................32
Asset Purchase Agreement (Envirokare/Company).................................32

Exhibit 2.8(b)................................................................32
Security Agreement (Envirokare/Company).......................................32

Exhibit 2.8(c)................................................................32
Service Agreement (NCI/Company)...............................................32

Exhibit 2.8(d)................................................................32
Collateral Assignment (Envirokare/TCD)........................................32

Exhibit 2.8(e)................................................................32
Lease Agreement (Envirokare/Company)..........................................32

Exhibit 5.9...................................................................32
Initial Business Plan.........................................................32

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               LRM INDUSTRIES LLC

LIMITED LIABILITY COMPANY AGREEMENT, dated as of February 18, 2005, by and between NOVA CHEMICALS INC., a Delaware corporation ("NCI" or "NOVA"), and ENVIROKARE COMPOSITE CORP., a Delaware corporation ("Envirokare").

                                               W I T N E S S E T H:

WHEREAS, NCI and Envirokare have agreed to form a limited liability company named LRM Industries LLC (the "Company") pursuant to the Delaware Limited Liability Company Act for the purpose of commercializing the Technology (as hereinafter defined), including but not limited to, the manufacture, marketing, sales and/or licensing of the Technology;

WHEREAS, NCI and Envirokare will make contributions to the Company as specified in Article 4 hereof; and

WHEREAS, membership interests in the Company will be owned fifty percent (50%) by NCI and fifty percent (50%) by Envirokare;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.........

                                   DEFINITIONS

1.1 Definition of Terms. When used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

"Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq., as the same may be amended from time to time.

"Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, is controlled by Envirokare or NOVA; provided, however, that in no case shall NCI be deemed to be an Affiliate of Envirokare or shall Envirokare be deemed to be an Affiliate of NCI; provided, further, that in no case shall the Company be deemed to be an Affiliate of NCI or an Affiliate of Envirokare. As used in this definition of Affiliate, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement"  or  "Limited   Liability  Company  Agreement"  means  this  Limited
Liability Company Agreement as the same may be further amended, modified, supplemented or restated from time to time, as the context requires.

"Ancillary Agreements" has the meaning set forth in Section 2.8.

"Asset Purchase Agreement" has the meaning specified in Exhibit 2.8(a).

"Bankrupt" or "Bankruptcy" means, when used with reference to any Person, (i) the entry of a decree or order by a court of competent jurisdiction adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under the Federal Bankruptcy Code, as amended, or any other federal, State or foreign law relating to bankruptcy or insolvency, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of all, or a substantial part of, the property of such Person, ordering the winding-up or liquidation of the affairs of such Person, which decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days, or (ii) the institution by such Person of a proceeding to be adjudged bankrupt or insolvent, or the consent by such Person to the institution of a bankruptcy or insolvency proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal, state or foreign law relating to relief from claims of creditors, or the consent by such Person to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person, or of all or a substantial part of the property of such Person, or the making by such Person of any assignment for the benefit of creditors, or the admission by such Person of its inability to pay its debts generally as they come due, or the commission by such Person of an "act of bankruptcy" (as defined in the Federal Bankruptcy Code), or the taking of any corporate or other action by such Person in furtherance of any such action; provided, in any event, that the bankrupt Member's Interest in the Company is subject to the bankruptcy or liquidation proceedings and is not exempt from creditors.

"Board" or "Board of Managers" have the meaning set forth in Section 5.2.

"Business"  means the  manufacturing,  marketing and licensing of the Technology
and  products   produced   therefrom   including   but  not  limited  to  molded
thermoplastic and thermoset, fiber reinforced and unreinforced components.

"Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day that is a legal holiday in the State of New York.

"Business Plan" has the meaning set forth in Section 5.9.

"Certificate of Formation" has the meaning set forth in Section 2.1.

"Code" means the U.S. Internal Revenue Code of 1986, as amended, and any corresponding provision of prior or succeeding law.

"Company" means LRM Industries LLC, the Delaware limited liability company formed under this Agreement.

"Consolidated EBIDTA" means, with respect to any fiscal period, the Company's and its subsidiaries' consolidated net earnings, if any, as determined before deduction for interest expense, taxes, depreciation and amortization for such period, as determined in accordance with GAAP.

"Contributions' means, with respect to any Member, the amount of money or other contributions contributed to the Company with respect to the interest in the Company held or purchased by such Member as more fully set forth in Article 4 of this Agreement.

"Defaulting Member" has the meaning set forth in Section 8.2(b).

"dollar" or "$" means United States dollars.

"Envirokare" means Envirokare Composite Corp., a corporation organized under the laws of the State of Delaware.

"Envirokare Board Representatives" has the meaning set forth in Section 5.2.

"Event of Default" means the occurrence of any material breach of this Agreement, or any Ancillary Agreement by a Member (or an Affiliate thereof executing the same), and such Member (or such Affiliate) fails to remedy such breach, or to take reasonable steps to initiate a remedy of (and pursue with reasonable diligence) such breach, within sixty (60) days after written receipt of notice from the other Member of such breach. Any such notice shall (i) be provided within ninety (90) days after such other Member becomes aware of such breach and (ii) include a brief description of such material breach and a statement to the effect that failure to remedy such material breach may cause a dissolution of the Company.

"Events of Dissolution" has the meaning set forth in Section 8.1(b).

"Expenses" means all expenses of the Company whether or not such expenses are deductible for United States federal income tax purposes.

"Fair Market Value" means the fair market value of the items to be valued. If the Members are unable to agree as to the Fair Market Value of any item, either party may require that such issue be arbitrated in accordance with Article 10 (other than Sections 10.2 and 10.6 thereof); provided, however, that each Member shall provide to the arbitrator or Board of Arbitrators, as the case may be, an exact dollar value that such Member deems to be the fair market value of the item subject to the arbitration, and the arbitrator or Board of Arbitrators, as the case may be, shall, as their final decision pursuant to Section 10.7, select one of the two exact dollar values so submitted by the Members.

"Fiscal Year" means the calendar year.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

"Indemnification   Affiliates"   means,   with  respect  to  NCI,  each  of  the
wholly-owned  subsidiaries  of  NCI,  and,  with  respect  to  Envirokare,   the
Affiliates of Envirokare.

"Indemnitee" means each Member, Board representative or Officer, and any Affiliate thereof, and any Person who is or was a director, partner, officer, trustee, shareholder, employee or agent of a Member, Board representative, Officer or any such Affiliate, or any Person who is or was serving at the request of a Member, Board representative, Officer or any such Affiliate as a director, officer, partner, trustee, employee or agent of a subsidiary of the Company or of any other Person acting or established in furtherance of the business of the Company.

"Initial Business Plan" has the meaning set forth in Section 5.9.

"Member" means each of NCI and Envirokare, and any Person who, at the time of reference thereto, has been admitted to the Company as a Member in accordance with this Agreement and shall have the same meaning as the term "member" under the Act, but shall not include any Person who has ceased to be a Member of the Company.

"Merger Agreement" means that agreement between Envirokare Tech, Inc., Envirokare Composite Corp., Thermoplastic Composite Designs, Inc., Dale Polk, Sr. and Dale Polk, Jr. by which Envirokare Composite Corp. and TCD have merged, resulting in Envirokare Composite Corp. being the surviving company. Such Merger Agreement is to be executed contemporaneous to the execution of this Agreement, resulting in all rights to the Technology being owned and held solely and exclusively by Envirokare to be transferred to the Company pursuant to Section 4.1(a) of this Agreement.

"Mutual Indemnifying Party" has the meaning set forth in Section 11.1(b).

"Mutual Indemnitee" means, with respect to a Member, such Member, the Board representatives appointed by such Member, and any Affiliate thereof or of such Member, and any Person who is or was a director, partner, officer, trustee, shareholder, employee or agent of such Member, a Board representative appointed by such Member, or any such Affiliate, or any Person who is or was serving at the request of such Member, a Board representative appointed by such Member, or any such Affiliate as a director, officer, partner, trustee, employee or agent of a subsidiary of the Company or of any other Person acting or established in furtherance of the business of the Company.

"NCI Board Representatives" has the meaning set forth in Section 5.2.

"Net Income" means, with respect to any fiscal period, the consolidated net income of the Company and its subsidiaries for such period, as determined in accordance with GAAP.

"NOVA" means NOVA Chemicals Inc., a corporation organized under the laws of the State of Delaware.

"Officers" has the meaning set forth in Section 5.6.

"Person" means any natural person, partnership,  corporation,  limited liability
company,  trust,  estate,  association,   custodian  or  nominee  or  any  other
individual or entity in its own or any representative capacity.

"Products" has the meaning specified in Section 2.5.

"Property" means all real and personal property acquired by the Company, including all, and any improvements thereto, and shall include both tangible and intangible property.

"Proportionate Interest" means, in relation to any Member, its proportionate interest in the Company, as may be modified under this Agreement, as set forth opposite such Member's name on the signature page.

"Profits and Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the Profits and Losses Adjustments set forth in the Tax Annex.

"Required Payments" has the meaning set forth in Section 7.1

"Reserves" means such reasonable nonexcessive amounts set aside by the Board of Managers to provide for the Company's future Expenses, debt payments, capital expenditures and contingent liabilities (including without limitation the Required Payments).

"Service Agreements" has the meaning set forth in Section 2.8.

"Super Majority" has the meaning specified in Section 5.4(c).

"Tax Annex" shall mean the Annex to this Agreement captioned "Tax Annex", which shall constitute an integral part of this Agreement.

"Tax Matters Partner" has the meaning set forth in Section 9.6.

"TCD" means Thermoplastic Composite Designs, Inc., a Florida corporation.

"TCD Shareholders" means Dale Polk, Jr. and Dale Polk, Sr., individuals residing at _____________ and ___________, respectively.

"Technology" means a process for producing particularly large (10's -100's lbs. in weight) reinforced and unreinforced molded components and parts that can be produced from flowable materials and any modifications and enhancement thereof, and which utilizes the inventions, processes or techniques described in one or more of the patents identified in the Asset Purchase Agreement annexed hereto as
Exhibit 2.8 and any divisions, reissues, substitutions, continuations and continuations in part and extensions and reexaminations thereof.

1.2 Number and Gender. As the context requires, all words used herein in the singular number shall extend to and include the plural, all words used in the plural number shall extend to and include the singular, and all words used in any gender shall extend to and include the other gender or be neutral.

ARTICLE 2.........

                    ORGANIZATION, PURPOSE, TERM AND BUSINESS

2.1 Formation. A Certificate of Formation for the Company was filed with the Secretary of State of the State of Delaware, and the Company was formed as a Delaware limited liability company, effective as of February 1, 2005.

2.2 Name. The name of the Company is "LRM Industries LLC" and all Company business shall be conducted in that name or such other names that comply with applicable law as the Board of Managers may from time to time designate. The Members hereby consent to the association with, and use by, the Company of their respective corporate names.

2.3 Registered Office; Registered Agent. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other person or persons as the Board of Managers may designate from time to time in the manner provided by law. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Board of Managers shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Board of Managers shall fail within thirty (30) days to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

2.4 Term. The Company was formed on February 1, 2005, and shall expire February 1, 2055, unless extended by mutual consent or unless earlier dissolved in accordance with this Agreement or the Act.

2.5 Purposes. The purposes of the Company are:

(a) to manufacture and/or produce reinforced or unreinforced molded products that can be formed from flowable materials utilizing the Technology, and any modifications and enhancement thereof ("Products") and to market and/or sell such Products in commerce;

(b) to license and/or sublicense the Technology or any other technology developed pursuant to this Agreement to third parties for certain license fees and/or other value to be agreed upon from time to time by the management and Board of Managers of the Company; and

(c) to do any and all acts or things that may be incidental or necessary to the activities set forth in subsections (a) and (b) above as may be permitted under Delaware law; subject to the provisions of Article 5.

2.6 No State Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner of, or a joint venturer with, any other Member for any purpose, other than for U.S. federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

2.7 Marketing of Products. The Company shall be responsible for the marketing of all Products to be sold by the Company and will at all times market such products in a manner consistent with the goals of the Company and the direction of the Board of Managers. The Company shall be solely responsible for pricing of Products manufactured, sold or resold by it.

2.8 Ancillary Agreements. Simultaneous with the execution of this Agreement, the Company, the parties hereto and/or their Affiliates shall enter into the following agreements (as they may each be hereafter amended from time to time, the "Ancillary Agreements"), each dated as of the date of this Agreement:

(a) The Asset Purchase Agreement between the Company and Envirokare, in the format attached hereto as Exhibit 2.8(a) (the "Asset Purchase Agreement");

(b) The Security Agreement between Envirokare and the Company, in the format attached hereto as Exhibit 2.8(b);

(c) Service Agreement between NCI and the Company, in the form attached hereto as Exhibit 2.8(c) (the NCI Service Agreement");

(d) The Security Agreement between the Company and the TCD Shareholders, in the form attached hereto as Exhibit 2.8(d);

(e) The Guaranty of the Company in favor of the TCD Shareholders, in the form attached hereto as Exhibit 2.8(e); and

(f) Lease Agreement between Envirokare and the Company, in the form attached hereto as Exhibit 2.8(f).

ARTICLE 3.........

                                     MEMBERS

3.1 Members. The Members of the Company are NCI and Envirokare, each of which is admitted to the Company as a Member effective upon execution of this Agreement.

3.2 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

Specifically, NCI will have no liability for any payments due and payable by either Envirokare or the Company to TCD, Inc., Dale Polk, Sr. Dale Polk, Jr. or any other obligation of Envirokare made in the Merger Agreement or made prior to the formation of the Company.

3.3 Withdrawal. A Member shall not have the right or power to withdraw, retire or resign from the Company as a Member without the unanimous written consent of all other Members.

3.4 Admission of Additional Members. Additional Persons may be admitted as Members of the Company only upon the unanimous written consent of the existing Members and subject to this Agreement being amended to reflect the admission of such additional Persons.

3.5 Other Activities of the Members. The Members recognize and acknowledge that each Member is involved in other business activities and shall devote to the Company only such time as is reasonably necessary to conduct the business and affairs of the Company. In addition, to the extent not inconsistent with the foregoing, any Member or any Affiliate of any Member may participate in other business activities, whether or not any such activities are competitive with the business of the Company, including, without limitation, the production, marketing and sale of resins and compounds to other Persons that may use such products in the manufacture or production of Products or in other applications. Neither the Company nor any Member shall have any right in or to such other activities or ventures or to the income or proceeds derived therefrom. The
Members shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. The Members shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company. Each Member acknowledges that the other Members and their Affiliates own and/or manage other businesses, including businesses that may compete with the Company. Each Member hereby waives any and all rights and claims which they may otherwise have against the other Members and their officers, directors, shareholders, partners, members, managers, agents, employees, and Affiliates as a result of any of such activities.

3.6 Representations and Warranties. Each Member represents and warrants on its behalf to and for the benefit of the other Member and the Company that:

(a) it is a legal entity established, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;

(b) the execution, delivery and performance of this Agreement and any instrument or agreement required to be executed, delivered or performed by it hereunder (i) are within its powers, (ii) have been duly authorized and are not in conflict with its organizational documents or of any other instruments or agreements to which it is bound, and (iii) the person or persons executing this Agreement or any such other instrument or agreement on its behalf has been fully authorized to do so;

(c) there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on it, nor is there any agreement to which it is bound, that would be contravened by the execution, delivery or performance of this Agreement;

(d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms except as limited by Bankruptcy, insolvency or other similar laws (regardless of whether enforcement is sought in a court of law or equity);

(e) no consent, waiver, approval, authorization, exemption, registration, license or declaration of or by, or filing with, any other Person is required with respect to such Member or any of its Affiliates in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions provided for hereby;

(f) any necessary permits, licenses and approvals required under the laws of the place of its formation and its principal place of business for the execution, delivery and performance of this Agreement by it, have been properly obtained and are presently in full force and effect; and

(g) it understands that the interests in the Company being acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the laws of any other jurisdiction, and, to the extent that the sale of the interests in the Company pursuant to this Agreement is subject to the Securities Act or such other laws, such interests in the Company are being sold in reliance upon an exemption from such registration; it will not sell or transfer any of its interest in the Company in violation of applicable federal or state securities laws, and, to the extent that such transfer is subject to the Securities Act or state securities laws, without registration under the Securities Act and applicable state securities laws or an exemption from such registration; and it is acquiring its interest in the Company (i) for its own account and not on behalf of other persons, and (ii) for investment purposes only, and not with a view to resale or distribution thereof.

3.7 Covenants. Each Member covenants and agrees as follows:

(a) On or before June 30, 2005, each Member agrees to cause its respective Board representatives to use its best efforts to vote to approve and adopt on behalf of the Company certain safety, health, environment and risk management system policies as provided by NCI, which policies are to be consistent with the policies of NCI and Envirokare and with the principles of Responsible Care, as promoted by the Canadian Chemical Producers Association and the Chemical Manufacturers Association in the United States. NCI will provide the Company and Envirokare with the aforementioned principles within 14 days of the date hereof.

3.8 Transactions With the Company. Subject to any limitations set forth in this Agreement and with the prior approval of the Board of Managers, a Member may lend money to, enter into agreements with, and transact other business with, the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

3.9 Voting Rights. In any instance in which the approval of the Members is required under this Agreement, such approval may, unless otherwise provided in this Agreement, be obtained by unanimous written consent of the Members. Unless otherwise provided in this Agreement, approval of the Members shall mean the approval of all of the Members.

3.10 Member Meetings. No annual or regular meetings of the Members are required to be held.

ARTICLE 4.........

                 CONTRIBUTIONS OF THE PARTIES; CAPITAL ACCOUNTS

4.1 Contribution of Envirokare. Envirokare shall make no Contributions to the Company, initially, and need not make any additional Contributions unless, in its sole discretion, it decides to do so, subject to approvals as required under
Section 5.11. Envirokare is selling certain assets to the Company pursuant to the Asset Purchase Agreement attached as Exhibit 2.8(a). Such transaction shall be treated by the parties as a sale or exchange under Section 707(a)(1) and
Section 707(a)(2)(B) of the Code, and Envirokare shall be paid the amounts specified in Sections 4.2 and 7.1 below as consideration for such transfer.

4.2 Contributions of NCI. NCI shall make Contributions to the Company as follows:

(a) On the date of this Agreement, NCI will contribute five million dollars ($5,000,000.00) to the Company (the "NCI Investment"). The NCI Investment will be paid via wire transfer to the following:

                  SunTrust Bank
                  3800 S. Semoran Blvd.
                  Orlando, FL  32823
                  Routing #061000104
                  Money Market Account # 1000026403104

In the event that the Merger Agreement or any other agreement that is material to this Agreement is not executed on or before March 4, 2005, or if the Company does not begin conducting business by April 30, 2005, the Company shall immediately return the NCI Investment to NCI. Of this NCI Investment, $2,500,000 will be paid by the Company to Envirokare which will pay this amount to the TCD Shareholders pursuant to the terms of the Merger Agreement, and the remaining $2,500,000 will be utilized by the Company as working capital. For purposes of this Section 4.2(a), "conducting business" shall mean any of the following: initiating the hiring process for management, pursuing the consent for the assignment of, and if such consent is obtained, the servicing of, existing TCD contracts, and beginning solicitation for new and additional business.

(b) In addition to the NCI Investment, NOVA will also contribute one million dollars ($1,000,000.00) in services to the Company, pursuant to the NCI Service Agreement as set forth in Section 2.8(a) herein.

(c) In no event will NCI be required to make any additional Contributions to the Company, unless, in its sole discretion, it decides to make such additional contributions, subject to approvals as required under Section 5.11.

(d) The Members by unanimous consent may also approve from time to time the payment by the Members, in proportion to their respective proportionate interests or otherwise, of further Contributions for any purpose deemed appropriate by the Members.

4.3 Return of Capital. Except as provided in Article 8, no Member shall have the right to demand or receive the return of any Contributions to the Company.

4.4 No Interest on Contributions. Except as otherwise expressly provided herein, no Member shall receive any interest on its Contributions to the Company.

4.5 Liability Limited to Contributions. The liability of each Member shall be limited to its Contributions. Except as provided in Section 4.2(b) and in the NCI Service Agreement, neither of the Members shall have any further personal liability to make any Contributions to the Company or with respect to any liability or obligation of the Company.

4.6 Advances Not Contributions. If either Member advances funds to the Company, other than as a contribution to capital pursuant to this Article, the amount of such advance shall not be deemed a Contribution. The amount of any such advance shall be a debt due from the Company to such Member and shall be repaid upon demand to such Member with interest at a rate agreed to by the Board of Managers and the Member making such advance.

4.7 Capital Accounts. An individual capital account (the "Capital Account") shall be maintained by the Company for each Member as provided in the Tax Annex.

4.8 No Deficit Restoration. No Member shall have any obligation to restore a deficit balance in its Capital Account.

ARTICLE 5.........

                                   MANAGEMENT

5.1 Management. Except as otherwise provided herein, the management of the Company shall be vested in the Board of Managers of the Company, as further described below.

5.2 Board of Managers. Except for decisions or actions requiring the approval of the Members as provided in Section 5.11 of this Agreement or by non-waivable provisions of the Act or applicable law, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers (the "Board of Managers" or the "Board") composed of seven individuals, three of which shall be appointed by NCI (the "NCI Board Representatives"), three of which shall be appointed by Envirokare (the "Envirokare Board Representatives"), and one who will be selected by the unanimous vote of both the NCI Board Representatives and the Envirokare Board Representatives (the "Independent Director"); (ii) the Board of Managers may make all decisions and take all actions for the Company as in its sole discretion it deems necessary or appropriate to carry out the purposes for which the Company is being formed under this Agreement and to further the interests of the Members of the Company.

5.3 Appointment, Removal and Replacement. NCI shall have full authority unilaterally to appoint, remove and replace the NCI Board Representatives to the Board of Managers, with or without cause, and shall have no authority to appoint, remove or replace the Envirokare Board Representatives. Envirokare shall have full authority unilaterally to appoint, remove and replace the Envirokare Board Representatives to the Board of Managers, with or without cause, and shall have no authority to appoint, remove or replace the NCI Board Representatives. Unless and until he or she resigns, dies or is removed, each Board representative shall hold office and remain on the Board of Managers until his or her successor shall have been selected and qualified.

5.4 Meetings, Quorum, Vote, Etc. (a) Regular meetings of the Board of Managers may be held upon at least thirty (30) days' notice to all representatives of the Board of Managers at such time and place as shall from time to time be determined by resolution of the Board of Managers. Special meetings of the Board of Managers may be called by the Chairman of the Board at the request of any Board representative on not less than two (2) Business Days' notice to the other representatives of the Board of Managers, delivered personally or by facsimile and confirmed by telephone. Notice of a meeting need not be given to any Board representative who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Board representative. The business transacted at a special meeting will be limited to the purposes stated in the notice of the meeting unless otherwise approved by all Board representatives. At all properly noticed meetings of the Board of Managers, the presence of a majority of the Board representatives of each of the Members shall constitute a quorum for the transaction of business.

(b) Board representatives may participate in a meeting of the Board of Managers by means of conference call or any similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

(c) All decisions to be made and actions to be taken by the Board of Managers shall be determined by the vote of a "Super Majority" of the entire Board of Managers, which shall be defined as the vote of at least six of the seven directors. The following actions, however, shall require the unanimous approval of all of the Directors:

(1) incur any liability or make any expenditure in excess of $100,000, except in accordance with the approved Business Plan;

(2)  [Intentionally Omitted]

(3)  approve or materially modify the Business Plan;

(4)  make any loans to a Member or any Affiliate of a Member;

(5) enter into a new business or restrict the business that the Company may carry on in a way not contemplated by the Business Plan;

(6) sell, transfer, encumber or grant any right in the assets of the Company not in the ordinary course of business;

(7) enter into or materially modify any contract or other agreement with any Member or an Affiliate thereof;

(8) enter into any contract or other agreement for which the financial commitment of the Company is in excess of $1,000,000;

(9)  provide any financial comfort letter or guarantee;

(10) create, or make any change to, any compensation plan of the Company; or

(11) appoint or dismiss the President, CEO, CFO, or Executive Vice President, or make any material change with respect to their employment.

The dollar limits reflected in Sections 5.4(c)(1) and (8) above may be raised to $200,000 and $2,000,000, respectively, by the unanimous vote of the entire Board of Managers.

(d) Any action which may be taken at a meeting of the Board of Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Board representatives.

5.5 Compensation. Representatives of the Board of Managers shall not receive any salary for their services to the Company, except for the independent board member, whose compensation shall be determined by the Board. Additionally, Board representatives will be reimbursed by the Company for any reasonable expenses (including travel expenses) that are incurred by the Board representatives in the performance of their duties hereunder (including attendance at meetings of the Board of Managers).

5.6 Delegation of Authority and Duties; Directors and Officers. (a) The Board of Managers shall appoint (which appointment may be changed at any time by unanimous vote of the Board of Managers), via unanimous vote, one of the Board Representatives to be the Chairman of the Board. In addition, a Super Majority of the entire Board of Managers may appoint (which appointments may be changed at any time by the Board of Managers) a committee of two or more Directors to oversee (i) financial matters (including tax matters), (ii) safety, health, environment and risk matters, and (iii) human resources and compensation matters.

(b) The Board of Managers shall, by unanimous vote, appoint and elect (as well as remove or replace with or without cause) the President, Executive Vice President and Chief Financial Officer. A Super Majority of the entire Board of Managers may appoint and elect (as well as remove or replace with or without cause), as they deem necessary, Vice-Presidents, a Treasurer and a Secretary (collectively with the President, Executive Vice President and Chief Financial Officer, the "Officers"). The compensation, if any, of the Officers shall be approved by the Board of Managers.

(c) The Chairman of the Board shall, at the request of any Board representative, call Special Meetings of the Board of Managers and shall, at the request of either Member, call meetings of the Members and shall, if present, preside at meetings of the Board of Managers and the Members, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Managers or prescribed by this Agreement. The Chairman shall represent the Board for the purpose of communications with the President.

(d) The President shall be responsible for the day-to-day management of the Company. Subject to the control and direction of the Board of Managers (including without limitation those matters set forth in Section 5.4(c)) and subject always to the Company's Business Plan prepared pursuant to Section 5.9, the President shall have the power to act, in the name and on behalf of the Company, to do all things reasonably necessary for the performance of the Company's operations; provided, however, that the President shall not have the power to take any of the actions described in Section 5.11 of this Agreement without the approval of the Members required thereunder; provided, further, that, without first having obtained the prior written direction and unanimous approval of the entire Board of Managers or except in the case of an emergency, the President shall not have the power to (i) amend, terminate or otherwise change any lease, contract or other agreement that has been approved by the Board of Managers, (ii) incur on behalf of the Company any liability or make any expenditure in excess of $100,000, except in accordance with the Business Plan,
(iii) enter into any contract or other agreement in the name of the Company for which the financial commitment of the Company is in excess of $1,000,000; provided, further, that the dollar limits reflected in this Section 5.6(d) may be raised to $200,000 and $2,000,000 by the unanimous vote of the entire Board of Managers. The President shall report to and keep the Board of Managers (through the Chairman of the Board) fully informed of all developments relating to the business of the Company and shall meet with the Board of Managers from time to time at the request of the Board of Managers. The President shall also prepare or cause to be prepared for distribution to the representatives of the Board of Managers such written reports as the Board of Managers may from time to time reasonably request.

(e) The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Managers (one or more of which may be accorded the title of Executive Vice President), shall perform such duties and may exercise such powers as may be permitted by this Agreement and as may, from time to time, be assigned to the respective Vice Presidents by the Board of Managers or the President, to the extent the President is delegated such power and duties as provided herein.

(f) The Secretary or the Secretary's delegate, shall act as secretary of all meetings of the Members of the Company and of the Board of Managers unless otherwise decided by the attendees, and keep the minutes which shall be filed in the minute books of the Company provided for that purpose; shall see that all notices required to be given by the Company or the Board of Managers are duly given and served; shall have charge of the books, records and papers of the Company relating to its organization and management as a limited liability company and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties as from time to time may be assigned by the Board of Managers or by the President.

(g) The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Company; receive and give receipts for moneys due and payable to the Company from any sources whatsoever; deposit all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected by the Board of Managers against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Company signed in such manner as shall be determined by the Board of Managers and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer's direction full and adequate account of all moneys received or paid by the Treasurer for the account of the Company; have the right to require from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company from the Officers or agents transacting the same; render to the President or the Board of Managers whenever the President or the Board of Managers, respectively, shall so require, an account of the financial condition of the Company and of all transactions as Treasurer; exhibit at all reasonable times the books of account and other records to any of the representatives of the Board of Managers or of any Member upon request at the office of the Company where such books and records are kept; shall, in consultation with the Tax Matters Partner, be responsible for coordinating the preparation of all tax returns required to be filed by the Company; and, in general, perform all other duties commonly incident to the office of Treasurer; and shall perform other such duties as from time to time may be assigned thereto by the Board of Managers or by the President. The Treasurer shall have no responsibility for any obligation or duty described above to the extent the Board of Managers determines that such obligation or duty should be assigned or delegated to any other person.

(h) In addition, the Board of Managers may, from time to time as it deems advisable, delegate to one or more persons (inclusive of any representative of the Board of Managers) such authority and duties as the Board of Managers is granted under this Agreement and not made subject to the approval of the Members by this Agreement, and the Board of Managers shall assign in writing titles (including, without limitation, Assistant Vice President, Assistant Secretary and Assistant Treasurer) to any such person (each of whom shall also be "Officers" as that term is used in this Agreement). Unless the Board of Managers decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section 5.6 is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this
Section 5.6. Any number of titles may be held by the same person. Any delegation pursuant to this Section 5.6(h) may be revoked at any time by the Board of Managers.

(i) Unless authorized to do so by this Agreement or by the Board of Managers, no Member, single Board representative, Officer, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose. However, the Company may act by an attorney-in-fact authorized by the Board of Managers.

5.7 Liability of Board Representatives and Officers. (a) No Board representative or Officer shall be personally liable for the debts, obligations and liabilities of the Company.

(b) Notwithstanding anything to the contrary in this Agreement and except to the extent required by the Act and any other applicable law, no Board Representative or Officer shall be liable to the Company or any Member for any action taken or omitted to be taken by such Person, provided that such Person did not act in bad faith and such action or omission does not involve the fraud, gross negligence or willful misconduct of such Person.

5.8 Books and Records. The Company shall maintain separate books and accounting records in accordance with generally accepted accounting principles and accounting policies in the United States. Such books and records shall be open for inspection and/or audit by the Members at all reasonable times at such place as the Board of Managers shall designate.

5.9 Business Plan. The Company will be responsible for a business plan (the "Business Plan") of the Company establishing a budget, sales goals and performance benchmarks and detailing projected working capital and other capital requirements of the Company. The initial Business Plan is attached as Exhibit
5.9 hereto (the "Initial Business Plan"). The Business Plan shall be revised annually by the Company and submitted to the Board of Managers for approval. Notwithstanding the Business Plan, the Company may take such actions and make such expenditures as (i) may be deemed necessary under laws, rules, regulations, orders or good industry practice, in order to continue the orderly conduct of the business of the Company or (ii) approved by the Board of Managers so long as such actions and expenditures are within the purposes of the Company as described in Section 2.5.

5.10 Bank Accounts. All funds of the Company shall be deposited to the account of the Company in an account to be established at such bank or banks as the Board of Managers may designate. Checks may be drawn on said account or accounts by signature or signatures of such persons as may be agreed upon by the Board of Managers. The Company may also maintain payroll or other accounts at such bank or at such branch as the Board of Managers may designate, and checks may be drawn on such accounts by signature or signatures (or facsimile thereof) of such persons as may be agreed upon by the Board of Managers.

5.11 Member Approval for Certain Actions. Except as otherwise provided in this Agreement, the unanimous approval of the Members of the Company shall be required for the following actions, which are beyond the normal conduct of the Company's business:

(a) making any debt or equity investment in any Person;

(b) approving distributions of Company property (not including cash) to any Member, except as provided in this Agreement;

(c) making any  Contribution  by any Member,  except in accordance  with Section
4.2;

(d) providing directors' and officers' liability insurance to the Board representatives;

(e) the filing of a petition as a debtor in a United States Bankruptcy Court or taking any material affirmative act that would result in the Company's Bankruptcy;

(f) the sale of all or substantially all of the Company's assets;

(g) any merger, consolidation or combination of the Company;

(h) forming any subsidiary; or

(i) entering into any business other than the Business.

5.12 Insurance. The Company shall maintain insurance in amounts sufficient for its business and assets and such insurance shall be paid for and the sole responsibility of the Company and not of any of the individual Members.

5.13 Limitations on Fiduciary Duties. Except as otherwise specifically described in this Agreement, the Members and the Board representatives shall not owe any fiduciary duties to the Company or the Members, including without limitation, duties of care or loyalty or any other duties that might exist under applicable law and be applicable to such Persons in the absence of this Section 5.13.

ARTICLE 6.........

                      TRANSFERS OF INTERESTS IN THE COMPANY

6.1 Limitations on Transfers. Except as provided in this Article 6, no Member shall sell, pledge, assign, transfer or otherwise dispose of or encumber its interest in the Company in whole or in part during the term of this Agreement without the written consent of each of the other Members, which consents may be granted or withheld by each of such other Members in its sole discretion.

6.2 Agreement by Transferee. If a Member sells, assigns or otherwise transfers its interest in the Company in accordance with this Article 6, the transferee shall become a substitute Member and shall be entitled to all of the rights, powers and benefits of a Member upon (a) agreeing in writing to be subject to and bound by all of the provisions of this Agreement and (b) paying any reasonable expenses in connection with its admission as a new Member. Upon transfer of a Member's entire interest in the Company, such Member (the "Withdrawing Member") shall be deemed to have withdrawn as a Member and shall have no further rights or obligations as a Member hereunder, except those rights set forth under Section 11.1 and those obligations set forth under Section 11.12.

6.3 Transfers in Violation of This Agreement. Transfers in violation of this Agreement shall be null and void.

ARTICLE 7.........

                     Payments, Distributions and Allocations

7.1 Required Payments to Envirokare. Each year, before any Distributions or any other payments are made to the Members, the Company will make the following payments to Envirokare (the "Required Payments"):

(a) With respect to each of the first eight (8) Fiscal Years of the Company beginning with the Fiscal Year ending December 31, 2005, not later than 31 days after the end of such Fiscal Year, the Company will pay Envirokare 2.5% of the Consolidated EBIDTA of the Company (to the extent greater than zero) in such Fiscal Year, which payment shall be treated as set forth in Section 4.1 (and which amount Envirokare shall pay to the TCD shareholders pursuant to the Merger Agreement).

(b) If the amounts paid pursuant to section 7.1(a) above for the period from and after the Closing Date through and including December 31, 2008 (the "First Period") aggregate less than $2 million, the Company will pay Envirokare the amount by which $2 million exceeds the amounts paid pursuant to section 7.1(a) above with respect to the First Period, such excess to be paid to Envirokare together with the payment due for the Fiscal Year ending December 31, 2008, which payment shall be treated as set forth in Section 4.1 (and which amount Envirokare shall pay to the TCD Shareholders pursuant to the Merger Agreement).

(c) If the amounts paid pursuant to section 7.1(a) above for the period from and after the January 1, 2009 through and including December 31, 2011 (the "Second Period") aggregate less than $3 million, the Company will pay Envirokare the amount by which $3 million exceeds the amounts paid pursuant to section 7.1(a) above with respect to the Second Period, such excess to be paid to Envirokare together with the payment due for the Fiscal Year ending December 31, 2011, which payment shall be treated as set forth in Section 4.1 (and which amount Envirokare shall pay to the TCD Shareholders pursuant to the Merger Agreement).

(d) If, after giving effect to the payments provided by sections 7.1(a), (b) and
(c) above the Company has not paid Envirokare $12.5 million (the "Target Amount") with respect to all periods from the Closing Date through the end of the Fiscal Year ending December 31, 2012, the Company shall pay Envirokare the amount by which the Target Amount exceeds the amounts paid pursuant to sections 7.1(a), (b) and (c) above with respect all periods through and including December 31, 2012, such excess to be paid to Envirokare together with the payment due for the Fiscal Year ending December 31, 2012, which payment shall be treated as set forth in Section 4.1 (and which amount Envirokare shall pay to the TCD Shareholders pursuant to the Merger Agreement).

(e) In addition to the payments provided by sections 7.1(a), (b), (c) and (d) above, for each Fiscal Year starting with the Fiscal Year beginning January 1, 2013, the Company shall pay Envirokare 1% of the Net Income of the Company (to the extent greater than zero) in each Fiscal Year (which amount Envirokare shall pay to the TCD Shareholders as a royalty pursuant to the Merger Agreement); provided, however, that such obligation will cease if a majority of the equity in, or assets of, the Company are sold to an unaffiliated third-party of the Company, whether by merger, consolidation, exchange of interest or otherwise, excluding, however, any disposition by lease, license or other similar transaction; further provided, that in connection with any such transaction, if such transaction is a sale of assets or equity by the Company, the Company will make a payment to Envirokare equal to 1% of the net proceeds of such transaction, or if such transaction takes the form of a sale by the Members of interests in the Company, each Member (other than Envirokare) will pay 1% of the net proceeds realized by such Member to Envirokare, which payment shall be treated as a royalty payment and a payment described in Section 707(a)(1) and
(a)(2)(A) of the Code (and which amount Envirokare shall pay to the TCD shareholders pursuant to the Merger Agreement, along with 1% of the net proceeds realized by Envirokare in such transaction).

(f) To secure the payment of the Required Payments, the Company is entering into the Security Agreement with the TCD Shareholders, the Guaranty in favor of the TCD Shareholders and into the Security Agreement with Envirokare, pursuant to which it is granting to the TCD Shareholders first, and Envirokare second, a security interest in all of the assets of the Company acquired from Envirokare pursuant to the Asset Purchase Agreement, which payment shall be treated as set forth in Section 4.1.

(g) The Company, or, if applicable, any Member other than Envirokare, shall make any of the Required Payments provided for in this Section 7.1 directly to the TCD Shareholders on behalf of Envirokare. Such payments made directly to the TCD Shareholders will be treated as payments from the Company to Envirokare toward the purchase price of the assets acquired pursuant to the Asset Purchase Agreement.

7.2 Allocation of Profits and Losses. Subject to special allocations provided for in the Tax Annex, all Profits and Losses of the Company shall be allocated 50% to Envirokare and 50% to NOVA, except that no Loss shall be allocated to a Member to the extent that it would cause such Member to have an Adjusted Capital Account Deficit and to the extent that such Loss (in the amount which would result in Adjusted Capital Account Deficit for the Member) can be allocated to another Member without causing such other Member to have an Adjusted Capital Account Deficit (a "Special Loss Allocation"). If a Member shall have received a Special Loss Allocation, such Member shall be entitled to an allocation of Profits equal to such Special Loss Allocation before any Profits are allocated to the other Member.

7.3 Distributions. After giving effect to the Required Payments, to the extent permitted by the Act, the Company shall distribute available funds of the Company to Members at such times and in such amounts as the Board of Managers may determine subject to reasonable working capital requirements and maintenance of Reserves; provided, that the Managers shall use commercially reasonable best efforts to distribute in respect of each year an aggregate amount equal to the projected tax liability of the Members. All distributions shall be made 50% to Envirokare and 50% to NCI.

ARTICLE 8.........

                                   DISSOLUTION

8.1 Events of Dissolution. (a) Subject to the remainder of this Article 8, no Member shall have the right to terminate this Agreement or dissolve the Company by such Member's expressed will or by withdrawal without the prior written consent of the other Member, which consent the other Member may grant or withhold in its sole discretion.

(b) The Company will be dissolved upon the first to occur of any of the following (such events collectively called "Events of Dissolution"):

     (1)  the expiration of the term set forth in Section 2.4;

     (2)  the unanimous agreement of the Members to dissolve the Company;

     (3)  the Bankruptcy of any Member;

     (4) the filing by any Member of a certificate of dissolution of such Member;

     (5) upon the entry of a decree of judicial dissolution under Section 18-802 of the Act;

     (6)  an event which makes it unlawful for the Company to carry on business;

     (7) the sale of all or substantially all of the Company's assets and properties;

     (8) by the delivery of written notice by either Member to the other Member within sixty (60) days after the Company has provided to both Members audited financial statements of the Company's first five years of operations, if such financial statements show that the Company has Consolidated EBITDA of less than $0.00 for such five-year period; and

     (9) the occurrence of any other event that results in the dissolution of the Company under the Act.

8.2 Termination and Winding Up of the Company. (a) If the Company is dissolved, an accounting of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurred shall be made, and the affairs of the Company shall be wound up and terminated. The Board of Managers will appoint one or more persons to serve as the liquidating trustee of the Company. The liquidating trustee shall be responsible for winding up and terminating the affairs of the Company and will determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold (other than as set forth below), and the amount or necessity of cash reserves to cover contingent liabilities) as the liquidating trustee deems advisable and proper; provided, however, that all decisions of the liquidating trustee will be made in accordance with the fiduciary duty owed by the liquidating trustee to the Company and to each of the Members.

(b) In the case of a dissolution caused by the Bankruptcy of a Member, pursuant to Section 8.1(b)(3), or a Member by its unilateral action, has caused a dissolution pursuant to Sections 8.1(b)(4), or has initiated an action for judicial dissolution of the Company that results in dissolution pursuant to
Section 8.1(b)(6) (in each case, a "Defaulting Member"), the assets of the Company will be applied and distributed in the following order:

     (1) first, to the payment and discharge of all of the Company's debts and liabilities to creditors other than the Members, in the order provided by applicable law, and the expenses of liquidation;

     (2) second, to the payment and discharge of all of the Company's debts and liabilities to the Members;

     (3) third, to the setting up of such reserves as the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities of the Company, provided that any such reserve shall be paid over by the liquidating trustee to an escrow agent who is not an Affiliate of any Member, with instructions to discharge any of the aforementioned liabilities or obligations and, at the expiration of such reasonable period as the liquidating trustee shall provide, to distribute any balance then remaining in the manner hereinafter provided;

     (4) fourth, all remaining assets of the Company (including without limitation intellectual property developed by the Company and the Integrated Assets (as defined below)) shall be distributed solely to the non-Defaulting Member.

     (c) In the case of any dissolution of the Company (other than with respect to a dissolution described in Section 8.2(b)), the assets of the Company will be applied and distributed in the following order:

     (1) first, to the payment and discharge of all of the Company's debts and liabilities to creditors other than the Members, in the order provided by applicable law, and the expenses of liquidation;

     (2) second, to the payment and discharge of all of the Company's debts and liabilities to the Members (including without limitation the obligation to make the Required Payments to Envirokare);

     (3) third, to the setting up of such reserves as the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities of the Company, provided that any such reserve shall be paid over by the liquidating trustee to an escrow agent who is not an Affiliate of any Member, with instructions to discharge any of the aforementioned liabilities or obligations and, at the expiration of such reasonable period as the liquidating trustee shall provide, to distribute any balance then remaining in the manner hereinafter provided;

     (4) fourth, if the Company terminates (i) prior to or during the sixty (60) day period described in Section 8.1(b)(8), all intellectual property owned or developed by the Company shall be distributed to the Members each in an amount equal to fifty percent (50%) of the value of such intellectual property as determined through a valuation method agreed to by ENVIROKARE and NCI; and

     (5) fifth, to the Members pro-rata to the positive balances in their Capital Accounts, until such Capital Accounts have been reduced to zero; and

     (6) the balance, if any, 50% to Envirokare and 50% to NOVA.

     (d) After all of the assets of the Company have been distributed, the Members shall cause a certificate of cancellation for the Company to be filed with the Secretary of State of the State of Delaware in accordance with Section 18-203 of the Act.

     8.3 Accounting. The liquidating trustee will provide the Members with a proper accounting of the assets, liabilities and operations of the Company through the last day of the month in which the final liquidating distribution occurs.

ARTICLE 9.........

                                   TAXES, ETC.

9.1 Sole Responsibility. Each Member of the Company shall be solely responsible for and shall pay its own taxes, licenses and fees of any nature and shall indemnify the other Member therefrom.

9.2 Reports. The Board of Managers shall use its best efforts to cause the Company to send to each Person who was a Member at any time during the preceding Fiscal Year:

(a) Within thirty (30) days following the end of each Fiscal Year, a Company balance sheet as of the end of such Fiscal Year, Company statements of income, cash flows and changes in Members' equity for such Fiscal Year, each of which shall be prepared in accordance with generally accepted accounting principles in the United States consistently applied.

(b) Within 150 days following the end of each Fiscal Year, (i) a report containing a reconciliation between the financial information contained in the annual report and the information received for federal and state income tax returns, and (ii) an Information Form K-1 providing sufficient information to enable such Person to complete on a proper and timely basis its federal and state income tax returns.

9.3 Supplemental and Interim Reports. In addition to providing the annual information required by Section 9.2, the Board of Managers shall timely provide to Members any other information or reports reasonably necessary for (a) the preparation of any tax returns which must be filed by such Member, including information necessary for estimating and paying estimated taxes under Code
Section 6654(c)(2) or 6655(c)(2), as applicable, or corresponding provisions of other tax laws, or (b) compliance with other laws and regulations. The Board of Managers shall also supply to Members in a timely manner all reports or other documents received from time to time by the Company related to any insurance the Company is required to carry pursuant to this Agreement and any material agreements to which the Company is a party. Each Member shall have the right to require the Company to supply it, from time to time, with such other reports as in its reasonable discretion would allow it to monitor the Company's business activities.

9.4 Tax  Elections.  The  Company  shall make the  election  referred to in Code
Section 754 and the Regulations issued thereunder upon the request of any Member in connection with a transfer of the Member's interest in the Company and upon the written consent of a majority in interest of the Members. The Board of Managers shall timely make or revoke all elections, and take all tax reporting positions, necessary or desirable for the Company and to maximize the tax benefits to the Members, including making elections under Code Section 168 (to maximize depreciation deductions), Code Section 195 (to amortize start up expenditures) and Code Section 709 (to amortize organizational expenditures). No election shall be made by any Member to have the Company excluded from the application of any provision of Subchapter K of the Code or any equivalent tax provision in any other tax jurisdiction.

9.5      [Intentionally Deleted].

9.6 Tax Matters Partner. (a) Subject to the NCI Service Agreement, NCI shall be the "Tax Matters Partner" for purposes of Code 6221 and 6231 and the regulations promulgated thereunder. Copies of all notices received by the Tax Matters Partner shall promptly be sent to the other Member. All returns, filings and other correspondence to be submitted to any taxing authority shall be furnished to the Board of Managers for review and approval at least thirty (30) days prior to the date on which such matters are required to be filed or otherwise submitted, unless a shorter period of review is necessitated by circumstances.

(b) The Tax Matters Partner is authorized and required to represent the Company in connection with all examinations of the Company's tax returns by tax authorities, including resulting administrative and judicial proceedings to contest any proposed adjustments. The Tax Matters Partner shall keep the Members informed on a timely basis of all material developments with respect to the examination of the Company's returns, any proposed adjustments to such returns (either by tax authorities or by the Company), and any administrative or judicial proceedings with respect to such adjustments. The Tax Matters Partner's duty to keep the Members informed of material developments under this Section
9.6 shall include, but not be limited to, the duty to provide the Members with copies of all correspondence and other information and documents filed with or received from tax authorities, and to inform the Members of the matters described in Regulation Section 1.6223(g)-1T. Where such correspondence or documents are voluminous, they may be made available to the Members for inspection and copying at a reasonable time and place. The Tax Matters Partner shall consult in good faith with any Member at such Member's request regarding the handling of any tax examinations and subsequent appeals. Each Member of the Company shall have the right to participate in all administrative and judicial proceedings involving the tax matters of the Company.

(c) The Tax Matters Partner shall not enter into any agreement extending the period of limitations on assessments as provided under Code Section 6229 or similar provisions of other applicable laws without first obtaining the prior written consent of all Members, which consent will not be unreasonably withheld.

(d) The Tax Matters Partner shall not enter into any settlement agreement with respect to the tax treatment of items without the prior written consent of the other Member, which consent shall not be unreasonably withheld.

(e) The provisions of this Section 9.6 shall survive the dissolution or termination of the Company and the termination of any Member's interest in the Company and shall remain binding for a period of time necessary to resolve all tax matters with applicable taxing authorities.

(f) The Board of Managers may from time to time retain external tax experts to provide advice to, and make tax filings on behalf of, the Company.

ARTICLE 10........

                               DISPUTE RESOLUTION

10.1 Dispute Resolution. Matters in dispute under or relating to this Agreement shall, unless settled pursuant to Section 10.2, be finally resolved by binding arbitration.

10.2 Informal Dispute Resolution. The parties wish to encourage an informal mechanism for resolving disputes. Any disputed matter connected with this Agreement shall be initially referred to the Board of Managers. If, within forty-five (45) days of such referral, a majority of the entire Board of Managers is unable to agree upon a resolution to the dispute, either party may notify the other party of an intention to further discuss such disputed matter.

Within fifteen (15) days of receiving such notification, the parties shall each appoint senior officers to resolve the matter at issue. If the senior officers of the parties are unable to resolve the matter at issue within a further forty-five (45) day period following their appointment, then either party may refer the matter at issue to binding arbitration in accordance with this Article 9.

10.3 Arbitration. In the event that the parties are unable to resolve a dispute pursuant to Section 10.2, either party may serve a notice on the other party of its intention to formally arbitrate stating with reasonable particularity the subject matter of such dispute. Such arbitration shall be held in the City of New York or such other place as is mutually agreed by the parties. Within sixty
(60) days of service of such notice the parties shall appoint a single arbitrator who shall determine the matter. If the parties shall fail to appoint the arbitrator, either party may at any time thereafter select its own arbitrator and may serve notice on the other party to select an arbitrator. Upon receipt of such notice the other party shall have ten (10) days in which to appoint an arbitrator. The two arbitrators thus selected shall appoint a third arbitrator within ten (10) days of the appointment of the second arbitrator, and the three arbitrators shall constitute a board of arbitrators (the "Board of Arbitrators") and shall determine the matter. If either party shall fail to name an arbitrator within the ten (10) day period referred to above then the second arbitrator shall be appointed pursuant to the Commercial Arbitration Rules, as amended and then in effect, of the American Arbitration Association (the "Rules"). If the two arbitrators shall fail to appoint the third arbitrator, then such third arbitrator shall be appointed pursuant to the Rules.

10.4 Qualification. Each of the parties shall endeavor to select an arbitrator who in its sole discretion is qualified by education and training to pass upon the particular question in dispute and in selecting a third arbitrator, the two arbitrators shall also endeavor in their discretion to select a person who is qualified by education and training to pass upon the particular question in dispute.

10.5 Proceedings. The arbitrator or Board of Arbitrators shall proceed immediately to hear and determine the question in dispute. The arbitrator or Board of Arbitrators shall determine the procedure to be followed in the arbitration. The arbitrator or Board of Arbitrators shall communicate the decision not later than thirty (30) days after the close of argument in the arbitration, subject to any reasonable delay due to unforeseen circumstances.

10.6 Questions of Law. Every submission to arbitration pursuant to this Article 10 shall contain a provision requiring the arbitrator or Board of Arbitrators, if so requested by either party, to state in the form of a special case for reference to the Courts of the State of Delaware any question of law arising in the course of the arbitration.

10.7 Final Decision. The decision of the arbitrator or of the majority of the Board of Arbitrators, as the case may be, shall be drawn up in writing and signed and shall, notwithstanding anything to the contrary contained in the Rules and subject to the specific provisions of and limitations in this Agreement, be final and binding as to any question or questions so submitted to arbitration, and the parties shall perform and comply with the terms and conditions thereof. Judgment upon the award rendered may be entered in any court having jurisdiction and thereupon execution or other legal process may issue thereon.

10.8 Costs. Unless otherwise agreed by the parties, the costs incurred in connection with the arbitration and all other costs of the arbitration shall be awarded to the prevailing or most prevailing party as determined by the single arbitrator or Board of Arbitrators, as the case may be.

10.9  Arbitration  Rules.  In all respects  not  provided for  elsewhere in this
Article 10, the provisions of the Rules shall apply to any arbitration undertaken hereunder.

10.10 Effects on Dissolution. The Company shall not dissolve pursuant to Sections 8.1(b)(8) during the dispute resolution proceedings contemplated by this Article 10. Any time periods provided for in such Sections shall be tolled during such dispute resolution proceedings.

10.11 Equitable Relief. Nothing herein contained shall prevent either party from seeking an injunction and any relief ancillary thereto from a court of competent jurisdiction.

10.12 Punitive Damages. No party shall be eligible to receive, and the arbitrator or Board of Arbitrators, as the case may be, shall not have the authority to award exemplary or punitive damages.

10.13 Miscellaneous. Notwithstanding anything to the contrary in this Article 10 (and the second sentence of the definition of "Fair Market Value"), the arbitration provisions set forth herein, and any arbitration conducted hereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9, United States Code, and by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards to the exclusion of any state or municipal law of arbitration.

ARTICLE 11........

                               GENERAL PROVISIONS

11.1 Indemnification. (a) The Company shall, to the maximum extent permitted by law, indemnify and hold harmless on an after-tax basis each Indemnitee from and against any and all liabilities, damages, reasonable expenses (including reasonable legal fees and expenses), judgments, amounts paid in settlement and fines actually and reasonably incurred by such Indemnitee arising out of or in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether of a civil, criminal, administrative, investigative or other nature, or any appeal thereof, to which such Indemnitee was or is a party or is threatened to be made a party, by reason of (i) such Indemnitee's status as a Member, Board representative or Officer, or any Affiliate thereof, or any Person who is or was a director, officer, partner, trustee, employee or agent of such Member, Board representative, Officer, or any such Affiliate, or any Person who is or was serving at the request of a Member, Board representative or Officer or any such Affiliate as a director, officer, partner, trustee, employee or agent of a subsidiary of the Company or any other Person acting in furtherance of the business of the Company or (ii) any action taken or omitted to be taken by such Indemnitee in any capacity referred to in clause (i) of this
Section 11.1(a) (including, without limitation, any such action or omission prior to the formation of the Company or prior to being appointed to such status), relating to this Agreement or the Ancillary Agreements or the formation, capitalization, business, affairs or management of, or the property of, the Company; provided, however, the Indemnitee did not act in bad faith and the act or omission which is the basis of such claim, demand, action, suit or proceeding did not involve the fraud, gross negligence or willful misconduct of such Indemnitee; provided, further, that the Company shall indemnify an Indemnitee for the defense of any action brought in the name of the Company to procure a judgment in its favor by a Member only to the extent that such indemnification is permitted by applicable law (including without limitation the Act).

(b) Each Member (together with such Member's Indemnification Affiliates) (in such capacity, a "Mutual Indemnifying Party") shall, to the maximum extent permitted by law, indemnify and hold harmless on an after-tax basis the other Member's Mutual Indemnitees from and against any and all liabilities, damages, reasonable expenses (including reasonable legal fees and expenses), judgments, amounts paid in settlement and fines actually and reasonably incurred by such Indemnitee arising out of or in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether of a civil, criminal, administrative, investigative or other nature, or any appeal thereof, to which any of such other Member's Mutual Indemnitees was or is a party or is threatened to be made a party, by reason of:

     (1) any breach of any representation or warranty made by such Mutual Indemnifying Party in this Agreement or any Ancillary Agreement;

     (2) any breach of any covenant, agreement or obligation of such Mutual Indemnifying Party contained in this Agreement or any Ancillary Agreement;

     (3) any claim, demand or cause of action against, or liability or obligation of, such other Member's Mutual Indemnitees arising out of the arrangements contemplated hereby or the conduct of business by the Company to the extent that such other Member's Mutual Indemnitees are held liable for or discharges in excess of the proportionate amount of such other Member's Mutual Indemnitees (which shall be equal to such other Member's Proportionate Interest in the Company) of such claim, demand, cause of action, liability or obligation of the Company; or

     (4) any claim, demand or cause of action (whether asserted against the Company or otherwise) asserted against such other Member's Mutual Indemnitees or liability or loss suffered by such other Member's Mutual Indemnitees arising out of the acts or omissions of the Mutual Indemnifying Party or their respective directors, partners, officers, trustees, shareholders, employees or agents, unless such acts or omissions occurred in the conduct of business for and on behalf of the Company and in accordance with the authorization of the Board of Managers and the terms of this Agreement.

(c) To the fullest extent permitted by law, reasonable expenses (including reasonable legal fees and expenses) incurred in defending any claim, demand, action, suit or proceeding subject to Section 11.1(a) shall be paid or reimbursed periodically by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall be determined, as permitted by the Act or the applicable law, that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

(d) The indemnification provided by Section 11.1(a) and (b) shall be in addition to any other rights to which an Indemnitee or Mutual Indemnitee, respectively, may be entitled, and shall continue as to an Indemnitee or Mutual Indemnity, respectively, who has ceased to serve in a capacity for which the Indemnitee or Mutual Indemnitee, respectively, is entitled to indemnification.

(e) To the extent commercially reasonable, the Company shall have the right to purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by an Indemnitee in connection with the Company's activities, whether or not the Company would have the power to indemnify an Indemnitee against such liability under the provisions of this Agreement; and the cost of premiums of any such insurance shall be borne by the Company. Notwithstanding the foregoing, the Company shall not provide directors' and officers' liability insurance to the Board representatives without the unanimous approval of the Members.

(f) The provisions of this Section 11.1 are for the benefit of the Indemnitees and the heirs, successors, assigns, executors, administrators and personal representatives of the Indemnitees and the Mutual Indemnities, as applicable, shall survive any amendment to or termination of this Agreement and the dissolution of the Company and shall not be deemed to create any rights for the benefit of any other Persons.

(g) Envirokare shall, to the maximum extent permitted by law, indemnify and hold harmless, NCI and any of its Affiliates against any and all liabilities, damages, reasonable expenses (including reasonable legal fees and expenses), judgments, and amounts paid in settlement arising out of any threatened, pending or completed claim, demand, action, suit or proceeding by reason of Envirokare's obligations pursuant to the Merger Agreement, including but not limited to the payment of the merger and license fees, provided the Company has complied with its obligations to Envirokare hereunder to make the Required Payments. Such indemnification obligation shall survive any termination of this Agreement by either Party.

11.2 Successors and Assigns. Subject to the provisions of this Agreement relating to transferability, this Agreement shall inure to the benefit of and be binding upon the Members and their respective permitted successors, trustees, assigns, receivers and legal representatives.

11.3 Notices. All notices, consents, requests, demands, offers, reports and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when received if delivered in person, or (ii) when sent by facsimile transmission to the number set forth below or to such changed number as such party may have fixed by notice, and acknowledged by an appropriate facsimile receipt, or (iii) if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail or certified mail, with all postage fully prepaid, or (iv) if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case in (iii) and (iv) above addressed to the parties at the following addresses:

                           If to the Company, to:

                           LRM Industries LLC
                           Attention:  President
                           Facsimile:

                           If to NCI, to:

                           NOVA Chemicals Inc.
                           1550 Coraopolis Heights Road
                           Moon Township, Pennsylvania 15108
                           Attention: Senior Vice President, Legal
                           Facsimile: (412) 490-4359

                           If to Envirokare, to:

                           Envirokare Composite Corp.
                           5850 T.G. Lee Blvd.
                           Suite 535
                           Orlando, FL 32822
                           Attention: President
                           Facsimile: (       )

provided, that (x) any notice of change of address or facsimile number shall be effective only when received, and (y) a copy of any notice given by facsimile shall also be confirmed by mail to the address as provided above.

11.4 Headings. The headings in the Articles and Sections of this Agreement are inserted for convenience of reference only and shall not affect or be deemed to affect the meaning of any provision of this Agreement.

11.5 Entire Agreement. This Agreement, the Certificate of Formation, the Ancillary Agreements and any Schedules and Exhibits hereto constitute the full and entire agreement of the Members with respect to the transactions contemplated herein. Nothing contained in any prior or contemporaneous letters, correspondence or other communications between the Members shall have any effect upon the rights or liabilities of the Members. No modifications of this Agreement shall be effective or binding unless in writing and executed by all Members.

11.6 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of any invalid portion.

11.7 Amendments. All amendments to this Agreement will be in writing and signed by all of the Members.

11.8 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

11.9 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties and their respective successors and permitted assigns and no other persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise, except as expressly provided to the contrary elsewhere in this Agreement.

11.10 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

11.11 Waiver. No waiver by the Company or any Member of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the party to be charged with such waiver.

11.12 Confidentiality. (a) The contents of this Agreement, the Ancillary Agreements and any other information exchanged by the Members as contemplated hereunder or thereunder shall remain confidential as between the Members hereto and no public or other disclosure, either oral or written, concerning the same (collectively, the "Information") shall be made by any party hereto without the prior written approval of the other party of such disclosure and the terms and substance thereof; provided, however, that nothing contained herein shall prohibit such disclosure (i) to the Board representatives, Officers and employees of the Company and, except as provided in Section 3.7(c), the directors, officers and employees of the Members and Affiliates of the Members and advisors and representatives of either Member who need to know such information for the purpose of evaluating any transaction contemplated by this Agreement (it being understood that such Persons shall be informed of the confidential nature of such information and shall agree to treat such information confidentiality); and (ii) to the extent required to be disclosed by applicable law or legal process.

(b) In the event that either party is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any Information, such party shall provide the other party with prompt notice of such request(s) so that the other party may seek an appropriate protective order. Thereafter, both parties shall cooperate and take all available steps to maintain, to the greatest degree possible, the continued confidentiality of the Information. The term
"Information" as used herein shall not include any information relating to either party which (i) the party disclosing such information can show to have been in its possession prior to its receipt from the other party hereto, provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to the other party or an affiliate thereof, (ii) is now or later becomes generally available to the public through no fault of the disclosing party, (iii) is received separately by the disclosing party in an unrestricted manner from a third party through no fault of the disclosing party, or (iv) which is developed independently by the disclosing party without regard to any information received in connection with this transaction.

(c) Any announcement of the transactions contemplated by this Agreement, or the terms of such transaction will be jointly approved and released by Envirokare and NCI (or by their respective Affiliates on their behalf), except to the extent that one of the parties is required by law to make a public announcement, in which case that party may make an announcement provided it has used reasonable efforts to obtain the approval of the other party.

11.13 Interpretation. The Agreement is the result of negotiations between, and has been reviewed by, NCI and Envirokare and their respective counsel. Accordingly, the Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against NCI or Envirokare.

11.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Members have executed and delivered this Limited Liability Company Agreement on the day and year first above written.

Proportionate Interests:            Member:

Fifty Percent (50%)                         NOVA CHEMICALS INC.

By:      /s/ Dale A. Speiss        By: /s/ Jack Mustoe
---------------------------        --------------------
Name:    Dale A. Speiss              Name: Jack Mustoe
Title:   Sr Vice President           Title: Vice President


Fifty Percent (50%)                         ENVIROKARE COMPOSITE CORP.

By:      /s/ George Kazantzis

Name:    George Kazantzis
Title:   Chief Operating Officer


     The undersigned, LRM Industries LLC, hereby agrees to perform and abide by all the provisions of this Agreement to be performed by or which are applicable to it.

Dated:  February 18, 2005

LRM INDUSTRIES LLC

By:      /s/ John Verbicky
---------------------------
Name:    John Verbicky
Title:   President

                                              Exhibit 2.8(a)

                              Asset Purchase Agreement (Company/Envirokare)



                                              Exhibit 2.8(b)

                                 Security Agreement (Company/Envirokare)



                                              Exhibit 2.8(c)

                                     Service Agreement (NCI/Company)



                                              EXHIBIT 2.8(D)

                              Security Agreement (Company/TCD Shareholders)


                                              EXHIBIT 2.8(e)

                                   Guaranty (Company/TCD Shareholders)


                                              Exhibit 2.8(f)

                                   Lease Agreement (Envirokare/Company)



                                               Exhibit 5.9

                                          Initial Business Plan

                                                     TAX ANNEX


Section 1.  Certain Definitions

     1.1......Adjusted  Capital  Account  Deficit.  With  respect to any Member, shall mean the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

     (i) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is otherwise treated as being obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

     (ii) Debit to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     1.2......Company  Minimum Gain.  Such term shall have the meaning set forth for "Partnership Minimum Gain" as set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

     1.3......Depreciation. For each Fiscal Year, such term shall mean an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis for federal income tax purposes of an asset is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

     1.4......Gross Asset Value. With respect to any asset, such term shall mean such asset's adjusted basis for Federal income tax purposes, except as follows:

     (1) The initial Gross Asset Value of the  Contribution  of NOVA pursuant to
Section 4.2 shall be as set forth in Section 4.2

     (2) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values as of the following times: (a) the acquisition of additional Membership Interests by any new or existing Member in exchange for a Capital Contribution (other than a de minimis contribution); (b) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for a Membership Interest; and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(a) and (b) above shall be made only if the Board of Managers determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

     (3) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Board of Managers; and

     (4) The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (4) of the definition of Profits and Losses herein; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (4) to the extent the Board of Managers determines that an adjustment pursuant to clause (2) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (4).

     If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (1), (2), or (3) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.5......Member Nonrecourse Debt. Such term shall have the meaning provided for "Partner Nonrecourse Debt" as set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

     1.6......Member  Nonrecourse  Debt  Minimum  Gain.  Such term shall mean an amount with respect to each Member Nonrecourse Debt equal to Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

     1.7......Nonrecourse Deductions. Such term shall have the meaning set forth in Treasury Regulation Section 1.704-2(b)(1) and shall be allocated equally between the Members except as otherwise required in this Tax Annex or otherwise in the Treasury Regulations.

     1.8......Nonrecourse  Liability. Such term shall have the meaning set forth in Treasury Regulation Section 1.704-2(b)(3).

     1.9......Profits and Losses Adjustments.

   Such term shall mean :

     (1) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

     (2) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section l.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

     (3) In the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (2) or (3) of the definition of "Gross Asset Value" herein, the amount of such adjustment shall be taken into account as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Profits or Losses;

     (4) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

     (5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

     (6) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits or Losses; and

     (7) Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 3(d)(i) and (ii) of this Tax Annex shall not be taken into account in computing Profits or Losses.

     The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 3(d)(i) through (ii) ("Other Items") of this Tax Annex shall be determined by applying rules analogous to those set forth in clauses (1) through (7) above.

     1.10.....Treasury   Regulations.  The  Income  Tax  Regulations  (including
Temporary Regulations) issued by the Department of the Treasury under the Code, as such regulations are amended from time to time.

     Section 2. Capital Account Maintenance

     (a)......Each  Member's  Contributions  when made shall be credited to such
Member's Capital Account. The Capital Account of each Member shall, except as otherwise provided herein, be: (i) credited with the amount of cash and the fair market value of any property contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (ii) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Member for federal income tax purposes, (iii) debited by the amount of any item of deduction or loss allocated to such Member for federal income tax purposes, (iv) debited by such Member's allocable share of expenditures of the Company not deductible in computing the Company's taxable income and not properly chargeable as capital expenditures, including any nondeductible book amortization of capitalized costs, and (v) debited by the amount of cash or the fair market value of any property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under
Section 752 of the Code). Immediately prior to any distribution of property by the Company, the Members' Capital Accounts shall be adjusted, as required by Treasury Regulation 1.704-l(b)(2).

     (b)......Any  adjustments  of basis of the Company  property  provided  for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) shall not affect the Capital Accounts of the Members except to the extent required by Treasury Regulation 1.704-1(b)(2)(iv)(m), and the Member's Capital Accounts shall be debited or credited pursuant to the terms of this Section 2 as if no such election had been made.

     (c)......It  is the  intention of the parties  that the Capital  Account of
each  Member  be  kept  in  the  manner   required  under  Treasury   Regulation
1.704-1(b)(2)(iv).

     (d)......Capital  Accounts shall be adjusted,  in a manner  consistent with this Section 2, to reflect the interests of the Members by appropriate class in any adjustments in items of the Company Profits, Losses, income, gain or deduction that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.

Section 3. Certain Special Allocations

     (a) In the case of any property contributed to the Company by any Member which at the time of contribution has an adjusted tax basis which differs from its fair market value, items of Profits, Losses, income, gain and deduction for income tax purposes shall be allocated as required under Section 704(c) of the Code to take into account such difference. Unless otherwise determined by the Board of Managers the "traditional method" shall be used.

     (b) Any item of taxable income, gain, loss or deduction of the Company (as well as any credits or the basis of property to which such credits apply) as determined for federal income tax purposes shall, to the extent permitted by the Code and the Treasury Regulations, be allocated in the same manner as the corresponding income, gain, loss, or deduction is allocated under Section 6.2 or, if appropriate, this Section 3. Allocations pursuant to this Section 3 of the Tax Annex are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     (c) Special Allocations and Limitations.

     (i) In the event a Member unexpectedly receives in any taxable year any adjustments, allocations, or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) which cause or increase an Adjusted Capital Account Deficit of such Member, items of income and gain shall be specially allocated to such Member to the extent of his Membership Interest therein in such taxable year (and, if necessary in subsequent taxable years), in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

     (ii) Other Special Allocations. The following special allocations shall be made in the following order:

     (A) Minimum Gain Chargeback. Minimum Gain Chargeback shall be allowed in accordance with the Code and the Treasury Regulations.

     (B) Reserved

     (C) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Members in proportion to their Membership Interests.

     (D) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i)(1).

     (E) Curative Allocations. The allocations set forth in Section 3(d) of the Tax Annex (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations promulgated under Section 704 of the Code. The Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction to each Member so that, to the extent possible, and to the extent permitted by Treasury Regulations, the net amount of such allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not been made.

     (d) Other Allocation Rules and Income Tax Provisions.

     (i) For purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), the Members' respective interests in the Profits of the Company shall be as determined in such manner as the Board of Managers shall determine to be appropriate, as the case may be, and, for purposes of allocating nonrecourse liabilities among the Members pursuant to Treasury Regulation Section 1.752-3(a)(3), the parties agree that each Member's interest in Profits shall be as determined by the Board of Managers.

     (ii) To the extent permitted by Treasury Regulation Section 1.704-2(h)(3), the Members shall endeavor to treat distributions of funds as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

     (iii) For purpose of determining the character (as ordinary income or capital gain) of any Profits allocated to the Members pursuant to Section 6.2 of the Agreement, such portion of Profits that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member from the Property generating such income or gain bears to (ii) the total of such depreciation from the Property generating such income or gain allocated to all Members. This Section 3(d)(iii) of the Tax Annex shall not alter the amount of allocations among the Members pursuant to Section 6.2 of the Agreement, but merely the character of income so allocated.

     (iv) The Members are aware of the income tax consequences of the allocations described by this Section 3 of the Tax Annex and hereby agree to be bound by the provisions of this Section 3 of the Tax Annex in reporting their respective shares of Profit and Loss for income tax purposes.

     (v) All matters concerning the valuation of securities, the allocation of profits, gains and losses among the Members, including the taxes on those profits, gains and losses, and accounting procedures not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board of Managers, whose determination shall be final, binding and conclusive upon all of the Members.

     (vi) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the traditional method (unless the Board of Managers shall select another method). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (2) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3(d)(vi) of the Tax Annex of are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     (vii) The respective interests of the Members in Profits and Losses, or items thereof, shall remain as set forth above unless changed by amendment to this Agreement or by a Disposition of a Membership Interest authorized by the terms of this Agreement. Except as otherwise provided herein, for tax purposes, all items of income, gain, loss, deduction, or credit shall be allocated to the Members in the same manner as are Profits and Losses; provided, however, that with respect to property contributed to the Company by a Member, such items shall be shared among the Members so as to take into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

     The Capital Accounts of all Members shall be adjusted pursuant to the rules of Treasury Regulation Section l.704-1(b)(2)(iv)(f) upon the circumstances set forth in Treasury Regulation Section 1.704-l(b)(2)(iv)(f)(5). Corresponding adjustments shall be made as provided for under Treasury Regulation 1.704-1(b)(2), including Treasury Regulation 1.704-1(b)(2)(iv)(g).